EXH 10.2

SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release (this “Agreement”) is entered into between Marpai, Inc. (together with its existing and future direct and indirect subsidiaries and controlled affiliates, the “Company”), and Yoram Bibring (“Executive”) (each individually, a “Party,” and collectively, the “Parties”), as of the Effective Date (as defined in Section 14).

In consideration of the mutual promises set forth in this Agreement, the Parties agree as follows:

1.
Separation of Employment. The Company has employed the Executive under the letter agreement dated June 17, 2021, between the Parties (the “Employment Agreement”). Executive’s employment with the Company terminated effective November 6, 2023 (the “Separation Date”). In consideration for the Separation Benefits and other consideration granted to Executive under this Agreement, Executive agrees to waive all rights to notice of termination.
2.
Accrued Obligations and Benefits. Regardless of whether Executive enters into this Agreement, the Company will pay Executive all accrued wages (including accrued but unused vacation) earned through and including the Separation Date, plus the Notice Pay, less applicable withholdings, in accordance with the Company’s regular payroll practices. Provided Executive is already enrolled in Company health care insurance benefits coverage, Executive shall continue to receive such coverage through the last day of the calendar month in which the Separation Date occurs. If Executive wishes to continue health care insurance benefits coverage beyond such date, Executive must timely elect such coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”).

Executive will retain all rights which have vested through the Separation Date under the Option Agreement and Option Grant dated January 4, 2023, with a vesting commencement date of September 1, 2022, granted to Executive under the Marpai, Inc. Global Share Incentive Plan (2021) and the US Appendix (the “Option Grant”).

3.
Separation Benefits. In exchange for the Executive’s covenants set forth in this Agreement, provided the Executive executes, delivers, does not revoke, and complies with the terms of this Agreement, the Company will pay Executive severance in a gross amount equal to six (6) months’ of Executive’s base salary (the “Separation Benefits”). Payment will be made in installments on the Company’s regular payroll dates. All appropriate payroll deductions will be made in accordance with state and federal law.
4.
Release. In exchange for the Separation Benefits, Executive, on behalf of Executive and Executive’s representatives, heirs, successors and assigns, hereby completely release and forever discharge the Company and any past, present, and future parent companies, subsidiaries, divisions, and affiliates of the Company, and its and their past, present, and future shareholders, officers, directors, members, agents, Executives, attorneys, insurers, employee benefit plans and their administrators, successors, and assigns (collectively, “Released Parties”) from all claims, rights, demands, actions, obligations, and liabilities of every kind, known or unknown, which Executive may now have or has ever had up through the date Executive signs this Agreement (the “Release”). This Release includes, but is not limited to, all claims arising out of Executive’s employment with the Company and the termination of that employment, whether based on tort, contract (expressed or implied), or any federal, state, or local law, regulation or ordinance (collectively, “Released Claims”). By way of example only, Released Claims include any claims arising under Title VII of the Civil Rights Act of 1964, the Family and Medical Leave Act, the Age Discrimination in Employment Act of 1967, 29 U.S.C. § 621et seq. (the “ADEA”), the Older Worker’s Benefit Protection Act, the Post Civil War Civil Rights Acts (42 USC §§ 1981-1988), the Civil Rights Act of 1991, the Equal Pay Act, the Occupational Safety and Health Act, the Americans with Disabilities Act as amended, the Uniformed Services Employment and Reemployment Rights Act, the Davis-Bacon Act, the Walsh-Healey Act, the Employee Retirement Income Security Act (other than claims for vested benefits), Executive Order 11246, the Worker Adjustment and Retraining Notification Act, the Sarbanes-Oxley Act, The New Jersey Law Against Discrimination; The New Jersey Civil Rights Act; The New Jersey Family Leave Act; The New Jersey State Wage and Hour Law; The New Jersey Conscientious Employee Protection Act; The New Jersey

Equal Pay Law; The New Jersey Occupational Safety and Health Law; The New Jersey Smokers’ Rights Law; The New Jersey Genetic Privacy Act; The New Jersey Fair Credit Reporting Act; the New Jersey Statutory Provision Regarding Retaliation/Discrimination for Filing a Workers’ Compensation Claim; New Jersey laws regarding Political Activities of Employees, Lie Detector Tests, Jury Duty, Employment Protection, and Discrimination, each as amended to date, and any other federal, state or local statute, regulation or ordinance governing the employment relationship. This Release further includes any claims asserting negligent or intentional infliction of emotional distress, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, fraud, defamation, invasion of privacy, claims related to disability, any and all claims for notice pay, wages, commissions, compensation, reimbursement, disbursements, bonuses, benefits, equity, vacation, penalties and any other claims arising under or related to employment laws or regulations. Executive likewise releases the Released Parties from any and all obligations for attorneys’ fees and other legal costs incurred in regard to the above claims or otherwise. This Release covers all waivable claims including those not specifically mentioned in this Agreement.

5.
0. Waiver of Unknown Claims. The Parties understand and agree the Release in Section 5 above includes not only claims presently known to Executive, but also all unknown or unanticipated claims, rights, demands, actions, obligations, and liabilities of every kind that are covered by the Release. Executive understands that Executive may later discover facts different from what Executive now believes to be true, which, if known, could have materially affected Executive’s decision to sign this Agreement, but Executive nevertheless waives any claims or rights based on such different or additional facts.
6.
No Claims Filed; Covenant Not to Sue. Executive affirms that Executive has not filed nor caused to be filed, and is not presently a party to, any lawsuits or arbitrations against any of the Released Parties in any forum. Executive also promises not to sue or participate in any lawsuit or arbitration against the Company or any of the other Released Parties, either individually or as a class member or a claimant in a collective action, alleging any claim covered by the Release in Section 5 above. However, nothing in this Section 6 prevents Executive from filing a suit to (a) enforce this Agreement or (b) challenge its validity under the ADEA.
7.
Release Exclusions and Additional Executive Protections. Nothing in the Release in Section 5 above or anything else in this Agreement limits or otherwise affects: rights to any vested retirement benefits or other accrued benefits to which Executive is already entitled; claims for workers’ or unemployment compensation; claims that arise after the date Executive signs this Agreement; claims to enforce this Agreement; and any other claims that cannot lawfully be waived. In addition, nothing in any part of this Agreement limits Executive’s rights to: file a charge with, provide information to, testify to or before, or participate in an investigation or proceeding conducted by, any federal, state or local government agency responsible for enforcing any law; report possible violations of any law or regulation to any such agency; make other disclosures protected under whistleblower provisions of any law or regulation; or disclose or discuss a sexual assault or sexual harassment dispute arising after this Agreement is signed by Executive. Notwithstanding the above, Executive expressly waives all rights to recover money or other individual relief in connection with any administrative or court action related in any way to any claim covered by the Release, whether brought by Executive or on Executive’s behalf. However, Executive may recover money properly awarded by the U.S. Securities and Exchange Commission as a reward for providing information to that agency.
8.
Taxes and Indemnification. Executive agrees to pay all taxes (other than payroll taxes) found to be owed based upon the Separation Benefits provided to Executive under this Agreement and to indemnify and hold the Company harmless for any federal, state and local tax liability (including taxes, interest, penalties or the like, and required withholdings), which may be asserted against or imposed upon the Released Parties by any taxing authority related to such consideration due to Executive’s non-payment of taxes for which Executive is legally responsible. Executive understands and agrees that the Company may file any necessary tax documentation regarding the Separation Benefits provided to Executive under this Agreement. Executive and the Company acknowledge that nothing herein constitutes tax advice to the other Party.
9.
Survival of Post-Termination Rights and Obligations. Executive acknowledges and understands that the Executive’s post-termination obligations and rights under the Confidentiality and Intellectual Property Assignment Agreement between the Company and the Executive (the “Restrictive Covenant Agreement”) shall survive the termination of Executive’s employment with the Company and shall remain in full force and effect hereafter.
10.
0. Executive Representations. Executive represents and warrants that Executive has: (a) been paid all compensation owed for all hours worked, including, but not limited to, any overtime and bonus if applicable; (b) received all the requested leave and leave benefits and protections for which Executive was eligible under the Family and Medical Leave Act or otherwise; and (c) not suffered any on-the-job injury for which Executive has not already filed a claim. In addition, it is Company policy to encourage reporting within the Company all possible violations of any law, and no one has interfered with Executive’s reporting of any such violations. Executive further represents that: (i) Executive has not alleged any claim against the Company or any other Released Parties, the factual foundation for which involves sexual harassment under applicable law; (ii) no part of the Separation Benefits pursuant to this Agreement is a payment related to sexual harassment or sexual abuse as set forth in Section 162(q) of the Internal Revenue Code; and (iii) Executive does not contend and is not aware of any facts to suggest that Executive has been subjected at any time to any acts of discrimination, retaliation, sexual harassment or sexual abuse by the Company or any other Released Parties.
11.
Cooperation. Executive agrees that following the Separation Date, Executive will cooperate fully with the Company in connection with: (a) any defense, prosecution, or investigation of claims or demands by or against third parties; and (b) any matters arising from or related to events during Executive’s employment by the Company. In addition, Executive agrees to execute any documents required to carry out the terms of this Agreement. Such cooperation includes, without limitation, being available to the Company upon reasonable notice, without subpoena, to provide truthful and accurate information in witness interviews plus deposition and trial testimony. The Company will reimburse Executive for reasonable out-of-pocket expenses incurred in connection with any such cooperation.
12.
No Admission of Liability. Executive understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Executive. Neither this Agreement nor the furnishing of the Separation Benefits shall be deemed or construed as an admission of liability or wrongdoing of any kind by the Company.
13.
Effect of Breach. If Executive breaches the surviving terms of the Restrictive Covenant Agreement or Sections 7 (No Claims Filed; Covenant Not to Sue), 10 (Executive Representations), 11 (Cooperation), 22 (Binding Effect), or 26 (Return of Company Property) of this Agreement, the Company’s obligations to provide Executive the Separation Benefits above shall cease immediately, and Executive will repay to the Company the Separation Benefits received by Executive. Further, nothing in this Agreement prevents the Company from pursuing an injunction to enforce the surviving terms of the Restrictive Covenant Agreement, the Employment Agreement, or the Sections 7, 10, 11, 22, or 26 of this Agreement. Nothing in this Section 13 is intended to, nor shall be construed to apply to any contrary rights of Executive under ADEA or other applicable law.
14.
Acknowledgement of Waiver of Claims under ADEA. By this Agreement, Executive has been advised to consult with an attorney before signing this Agreement. Executive acknowledges and understands that the Release in Section 5 above effectively waives all claims under the ADEA, and agrees that this Agreement complies with the Older Workers Benefit Protection Act. Executive further acknowledges that Executive has had the opportunity to consider this Agreement for forty-five (45) days before signing this Agreement, although Executive may choose to sign it sooner. Any material or non-material changes made to this Agreement after Executive receives this Agreement do not restart the running of the 45-day review period. Executive has seven (7) days in which to revoke this Agreement after signing it if Executive wishes (the “Revocation Period”). To revoke this Agreement, Executive must send the Company a written notice of revocation addressed to Steven Johnson, CFO, via email at steve.johnson@marpaihealth.com, before the Revocation Period expires. This Agreement shall become effective on the eighth (8th) day after the date Executive signs this Agreement, provided that Executive has not timely revoked it (the “Effective Date”).
15.
Sufficiency of Separation Benefits. Executive agrees that the Separation Benefits are good and valuable consideration for Executive’s signing of this Agreement. Should a court of competent jurisdiction determine that the Release in Section 4 above is invalid, void or unenforceable, then Executive agrees the Company’s obligations under this Agreement are null and void and Executive shall return to the Company the Separation Benefits.
16.
Confidentiality. Subject to Section 18 (Protected Activity) of this Agreement, Executive agrees to maintain in complete confidence the existence of this Agreement, the contents and terms of this Agreement, and the the nature of the Separation Benefits. Except as required by law, Executive may disclose the content and/or terms of this Agreement only to Executive’s immediate family members, the Court in any proceedings to enforce the terms of this Agreement, Executive’s attorney(s), and Executive’s accountant(s) and any professional tax advisor(s) to the extent required to provide advice on tax treatment or to prepare tax returns.

17.
Trade Secrets and Confidential Information/Company Property. Executive reaffirms and agrees to observe and abide by the terms of the Restricted Covenant Agreement, specifically including its provisions regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information. Executive has returned all documents and other items provided to Executive by the Company (with the exception of a copy of the Employee Handbook and personnel documents specifically relating to Executive), developed or obtained by Executive in connection with Executive’s employment with the Company, or otherwise belonging to the Company. Notwithstanding anything herein to the contrary, under the federal Defend Trade Secrets Act of 2016, an individual may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding if the individual files any document containing the trade secret under seal and does not disclose the trade secret except pursuant to court order. Nothing herein is intended, or should be construed, to affect the immunities created by the Defend Trade Secrets Act of 2016.
18.
Protected Activity. Nothing in this Agreement shall in any way limit or prohibit Executive from engaging in any Protected Activity. For purposes of this Agreement, “Protected Activity” shall mean filing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including but not limited to the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”). In connection with such Protected Activity, Executive is permitted to disclose documents or other information as permitted by law, and without giving notice to, or receiving authorization from, the Company. However, Executive waives the right to recover any personal damages or other personal relief based on any claim, cause of action, demand, lawsuit or similar that is waived pursuant to this Agreement and brought by Executive or on Executive’s behalf by any third party, including as a member of any class or collective action, except that Executive does not waive any right to receive and fully retain any monetary award from a government-administered whistleblower award program for providing information to a Government Agency.
19.
Mutual Nondisparagement. Executive agrees to refrain from any disparagement, defamation, libel, or slander of any of the Released Parties or their business, whether oral or in writing, including any social media or website posts. The Released Parties agree to refrain from any disparagement, defamation, libel, or slander of Executive, whether oral or in writing, including any social media or website posts.
20.
Indemnification. To the extent required by the Company’s Certificate of Incorporation and/or By laws, the Company agrees to indemnify Executive, subject to applicable law, against all costs, judgments, charges and expenses incurred or sustained by Executive in connection with any threatened or filed action, suit, arbitration, or proceeding (each, a “Proceeding”) to which Executive may be made a party, or is threatened to be made a party, that is brought by any party (other than the Company or its affiliates), by reason of any act or omission of Executive as an employee of the Company that was taken in good faith on behalf of the Company, within the scope of Executive’s employment, and in compliance with Executive’s contractual duties and the law. Such indemnification shall be subject to the following: (i) Executive reasonably cooperates with the Company and its counsel in connection with any matter that is encompassed within this indemnification; and (2) the Company will have the right to control the defense or settlement of any matter that is encompassed within this indemnification, including the selection and direction of counsel.
21.
Integration; Modification. Executive acknowledges that this Agreement, the Restrictive Covenant Agreement, the Employment Agreement, and the Option Grant constitute the entire agreement between the Parties pertaining to the subject matter hereof, and supersede any other agreements and understandings among Executive, the Company and any other Released Parties, whether written or oral, express or implied, regarding Executive’s employment, termination and benefits. Executive has not relied on any statement or promises by anyone other than those contained in this Agreement and has entered into this Agreement knowingly without reliance upon any other representation, promise, or inducement not set forth herein. This Agreement shall not be modified unless in writing and signed by both the Company and Executive.

22.
Binding Effect. This Agreement shall bind and inure to the benefit of the Parties’ representatives, agents, successors, assigns, heirs, attorneys, current and future affiliates, and predecessors, as well as any of the Released Parties. This Agreement shall not benefit any other person or entity except as specified in this Agreement.
23.
Severability. If any other provisions in this Agreement are held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall continue in full force. In the event of a final, non reviewable, non-appealable determination that any provision in this Agreement (in either case, whether in whole or in part) is void or constitutes an unreasonable restriction against Executive, such provision shall not be rendered void but shall be deemed modified or reformed by the court to the minimum extent necessary to make such provision enforceable for the longest duration and the greatest scope as may constitute a reasonable restriction under the circumstances. Nothing in this Section is intended to, nor shall be construed to apply to any contrary rights of Executive under the ADEA.
24.
Governing Law, Interpretation, Jurisdiction and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without regard to its conflicts of law principles. Any and all disputes between the parties arising from or related to this Agreement shall be exclusively heard and determined before a federal or state court located in the State of New Jersey. The Parties hereto acknowledge that such court has the jurisdiction to interpret and enforce the provisions of this Agreement and the Parties waive any and all objections that they may have as to personal jurisdiction or venue in any of the above courts.
25.
Representation by Counsel. The Parties acknowledge that (a) they have had the opportunity to consult counsel in regard to this Agreement, and (b) they have read and understand this Agreement and are fully aware of its legal effects.
26.
Return of Company Property. Executive represents that on or before the Separation Date, Executive returned to the Company all Company property in Executive’s possession or control, including without limitation, all books, manuals, records, reports, notes, contracts, lists, blueprints, and other documents, or materials, or copies thereof (including computer files), keys, building card keys, telephone calling cards, computer hardware and software, laptop computers (except for one lap-top that the company agreed to give to the Executive for no additional consideration), docking stations, cellular and portable telephone equipment, and all other proprietary information relating to the business of the Company or its subsidiaries or affiliates.
27.
No Waiver. No waiver of any claim for breach of rights under this Agreement shall be deemed a broader waiver unless the broader waiver is acknowledged in a writing executed by the waiving Party.
28.
Headings; Electronic Transmissions; Counterparts. Headings in this Agreement are for reference purposes only and shall not in any way affect this Agreement’s meaning or interpretation. This Agreement may be executed in several counterparts and by electronic transmissions (e-mail, facsimile and/or scanner) and all so executed copies shall constitute one Agreement, binding on all the Parties hereto, even though the Parties are not signatories to the original or same counterpart.

[SIGNATURES ON FOLLOWING PAGE]

Executive represents and warrants that Executive has read this Agreement in its entirety, has been offered forty five (45) days to review this Agreement, has been advised to consult with an attorney, fully understands all the terms of this Agreement, and voluntarily and knowingly accepts those terms.

YORAM BIBRING

/s/Yoram Bibring
Signature

Date: 12/5/2023

MARPAI, INC.

/s/Steve Johnson

Signature
Name and Title Steve Johnson - CFO

Date: 12/5/2023